EXHIBIT 3.1

ROSS MILLER                                                      Document Number
Secretary of State                                                20100089973-59
206 North Carson Street                                     Filing Date and Time
Carson City, Nevada 89701-4299                               02/11/2010 11:00 AM
(775) 684 5708                                                     Entity Number
Website: www.nvsos.gov                                             E0515782007-5

                                                         Filed in the office of

                                                             /s/ Ross Miller
                                                             ROSS MILLER
                                                             Secretary of State
   ARTICLES OF MERGER                                        State of Nevada
(PURSUANT TO NRS 92A.200)
         PAGE 1

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

     Blue Sphere Corporation
     Name of merging entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *

     Jin Jie Corp.
     Name of merging entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *


     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     and,

     Jin Jie Corp.
     Name of surviving entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *


* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 2




2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

               Attn:

               c/o:

3)   (Choose one)

     [X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

     (a)  Owner's approval was not required from

          Blue Sphere Corporation
          Name of merging entity, if applicable

          Jin Jie Corp.
          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;

          Jin Jie Corp.
          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 3



     (b)  The plan was approved by the required consent of the owners of *:


          Blue Sphere Corporation
          Name of merging entity, if applicable

          Jin Jie Corp.
          Name of merging entity, if applicable


          Name of merging entity, if applicable


     Name of merging entity, if applicable

          and, or;

          Jin Jie Corp.
          Name of surviving entity, if applicable


* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 4



(c)  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 5



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

     Article 1 of the Articles of Incorporation of Jin Jie Corp. shall be amended to state that the name of the corporation is "Blue Sphere Corporation".





6)   Location of Plan of Merger (check a or b):

     [X] (a) The entire plan of merger is attached;

     or,

     [ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)":


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 6


8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an "8 1/2 x 11 " blank sheet containing the required information for each additional entity.):


          Blue  Sphere Corporation
          Name of merging entity

          /s/ Cally Ka Lai Lai              President                  2/11/2010
          Signature                          Title                        Date

          Jin Jie  Corp.
          Name of merging entity

          /s/ Cally Ka Lai Lai              President                  2/11/2010
          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Jin Jie  Corp.
          Name of surviving entity

          /s/ Cally Ka Lai Lai              President                  2/11/2010
          Signature                          Title                        Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of February 3, 2010.

BETWEEN:

               BLUE SPHERE CORPORATION, a Nevada corporation, having its office at 409 - 4th Floor, Tsui King House, Choi Lung Estate, Kowloon, Hong Kong

               ("Blue Sphere")

AND:

               JIN JIE CORP., a Nevada corporation, having its office at 409 - 4th Floor, Tsui King House, Choi Lung Estate, Kowloon, Hong Kong

               ("Jin Jie")

WHEREAS:

A. Blue Sphere is the wholly-owned subsidiary of Jin Jie;

B. The boards of directors of Blue Sphere and Jin Jie deem it advisable and in the best interests of their respective companies and shareholders that Blue Sphere be merged with and into Jin Jie, with Jin Jie remaining as the surviving corporation under the name "Blue Sphere Corporation";

C. The board of directors of Blue Sphere has approved the plan of merger embodied in this Agreement; and

D. The board of directors of Jin Jie has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER 1.1 THE MERGER

     Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Blue Sphere shall be merged with and into Jin Jie in accordance with the applicable laws of the State of Nevada (the "MERGER"). The separate existence of Blue Sphere shall cease, and Jin Jie shall be the surviving corporation under the name "Blue Sphere Corporation" (the "SURVIVING CORPORATION") and shall be governed by the laws of the State of Nevada.

1.2 EFFECTIVE DATE

     The Merger shall become effective on the date and at the time (the "EFFECTIVE Date") that:

     (a) the Articles of Merger, in substantially the form annexed hereto as Schedule A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

     (b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 ARTICLES OF INCORPORATION

     On the Effective Date, the Articles of Incorporation of Jin Jie, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that
Article 1 of the Articles of Incorporation of Jin Jie, as the Surviving Corporation, shall be amended to state that the name of the corporation is "Blue Sphere Corporation".

1.4 BYLAWS

     On the Effective Date, the Bylaws of Blue Sphere, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 DIRECTORS AND OFFICERS

     The directors and officers of Jin Jie immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 COMMON STOCK OF JIN JIE

     Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Jin Jie, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the "SURVIVOR STOCK").

2.2 COMMON STOCK OF BLUE SPHERE

     Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Blue Sphere, par value of $0.01 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled. 2.3 EXCHANGE OF CERTIFICATES

     Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. EFFECT OF THE MERGER

3.1 RIGHTS, PRIVILEGES, ETC.

     On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Blue Sphere and Jin Jie; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Blue Sphere and Jin Jie on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Blue Sphere or Jin Jie, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Blue Sphere and Jin Jie shall be preserved unimpaired, and all liens upon the property of Blue Sphere or Jin Jie shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 FURTHER ASSURANCES

     From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Blue Sphere such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Blue Sphere and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Blue Sphere or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 ABANDONMENT

     Notwithstanding any approval of the Merger or this Agreement by the shareholders of Blue Sphere or Jin Jie or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Blue Sphere and Jin Jie.

4.2 AMENDMENT

     At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both Blue Sphere and Jin Jie.

4.3 GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 COUNTERPARTS

     In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 ELECTRONIC MEANS

     Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

BLUE SPHERE CORPORATION


Per: /s/ Cally Ka Lai Lai
    -----------------------------------
    Authorized Signatory

JIN JIE CORP.

Per: /s/ Cally Ka Lai Lai
    -----------------------------------
    Authorized Signatory

                                   SCHEDULE A

                   To the Agreement and Plan of Merger between
                             Blue Sphere and Jin Jie

                               Articles of Merger